Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-88680-22) and Forms S-8 (Nos. 333-115992, 333-113804, 333-40622, 333-37266, 333-11729, 333-11731, 333-99503 and 333-99513) of The Manitowoc Company, Inc. of our reports dated February 5, 2004, except for Note 5, as to which the date is December 2, 2004 and Note 1, which is as of February 18, 2005, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

March 11, 2005